Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Eyenovia, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, $0.0001 par value per share	Rule 457(o)	—	$—	$—	—	—	—	—	—	—

Fees to Be Paid	Equity	Preferred Stock, $0.0001 par value per share	Rule 457(o)	—	—	—	—	—	—	—	—	—

Fees to Be Paid	Other	Warrants	Rule 457(o)	—	—	—	—	—	—	—	—	—
Fees to Be Paid	Debt	Debt Securities	Rule 457(o)	—	—	—	—	—	—	—	—	—

Fees to Be Paid	Other	Units(2)	Rule 457(o)	—	—	—	—	—	—	—	—	—
Fees to Be Paid	Other	Rights	Rule 457(o)	—	—	—	—	—	—	—	—	—
Fees to Be Paid	Unallocated (Universal) Shelf	—	Rule 457(o)	—	—	$77,034,986.42	$0.0001531	$11,794.06	—	—	—	—

Fees Previously Paid	—	—	—	—	—	—	—	—	—	—	—	—

Carry Forward Securities

Carry Forward Securities	Equity	Common Stock, $0.0001 par value per share	Rule 415(a)(6)	—		$—			S-3	333-261638	December 23, 2021	(3)

Carry Forward Securities	Equity	Preferred Stock, $0.0001 par value per share	Rule 415(a)(6)	—		—			S-3	333-261638	December 23, 2021	(3)

Carry Forward Securities	Other	Warrants	Rule 415(a)(6)	—		—			S-3	333-261638	December 23, 2021	(3)
Carry Forward Securities	Debt	Debt Securities	Rule 415(a)(6)	—		—			S-3	333-261638	December 23, 2021	(3)
Carry Forward Securities	Other	Units(2)	Rule 415(a)(6)	—		—			S-3	333-261638	December 23, 2021	(3)
Carry Forward Securities	Other	Rights	Rule 415(a)(6)	—		—			S-3	333-261638	December 23, 2021	(3)

Carry Forward Securities	Unallocated (Universal) Shelf	—	Rule 415(a)(6)	—		$22,965,013.58 (3)			S-3	333-261638	December 23, 2021	$2,128.86

	Total Offering Amounts					$100,000,000		$11,794.06

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$11,794.06

(1)	An indeterminate number or aggregate principal amount, as applicable, of securities of each identified class is being registered as may from time to time be offered under this registration statement at indeterminate prices, including an indeterminate number or amount of securities that may be issued upon the exercise, settlement, exchange or conversion of securities offered hereunder, which together shall have an aggregate initial offering price not to exceed $100,000,000. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional securities of the registrant that may become issuable by reason of any stock split, stock dividend or similar transaction or anti-dilution adjustments.

(2)	Each unit will represent an interest in one or more other securities registered under this registration statement, which may or may not be separable from one another.

(3)	The Carry Forward Securities consist of $22,965,013.58 of unsold securities (the “Unsold Securities”) previously registered under the registrant’s Registration Statement on Form S-3 (File No. 333-261638), which was declared effective on December 23, 2021 (the “Prior Registration Statement”). Pursuant to Rule 457(o) under the Securities Act, in connection with the filing of the Prior Registration Statement, the registrant paid a filing fee of $2,128.86 associated with the offering of the Unsold Securities. Pursuant to Rule 415(a)(6) under the Securities Act, the Unsold Securities are being moved to this registration statement and the previously paid registration fee (calculated with the filing fee rate in effect at the time of filing of the Prior Registration Statement) will continue to apply to such Unsold Securities, and no additional filing fee is due with respect to the Unsold Securities in connection with the filing of this registration statement. Pursuant to Rule 415(a)(6), the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated upon the effectiveness of this registration statement and prior to such time the registrant may continue to offer and sell securities under the Prior Registration Statement pursuant to Rule 415(a)(5) under the Securities Act.